UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010, (May 31, 2010)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

A total of 40,833 common stock warrants, due to expire on May 31, 2010 were exercised at a price of $2.88 per common share.  The cash proceeds to SCI Engineered Materials, Inc. were $117,599.  A total of 99,585 common stock warrants at a price of $2.88 expired on May 31, 2010.  The Company has 246,639 common stock warrants at a price of $3.00 due to expire in October 2010.  The Company also has 20,000 common stock warrants at a price of $2.50 due to expire in November 2010.

These common stock warrants are related to Form SB-2 filed by the Company on February 6, 2006 and the Prospectus and various Prospectus Supplements filed pursuant to Rule 424(b)(3) beginning April 4, 2006 through the most recent filing dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: June 4, 2010	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer